Exhibit 3.1.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TITAN PHARMACEUTICALS, INC.

The undersigned Louis R. Bucalo and Sunil Bhonsle hereby certify that:

(i) They are the duly elected and acting President and Secretary, respectively, of the Corporation.

(ii) The Corporation was originally incorporated on February 7, 1992 under the name Scimark Corp.

(iii) Pursuant to Section 242 and Section 245 of the General Corporation Law of the State of Delaware, Titan Pharmaceuticals, Inc. has adopted this Amended and Restated Certificate of Incorporation, restating, integrating and further amending its Restated Certificate of Incorporation dated February 24, 1995, which Amended and Restated Certificate of Incorporation has been duly proposed by the directors and adopted by the stockholders of this Corporation (by written consent pursuant to Section 228 of said General Corporation Law) in accordance with the provisions of said 242 and Section 245.

FIRST: The name of the corporation is Titan Pharmaceuticals, Inc.

SECOND: The registered office of the Corporation is to be located at 1013 Centre Road, City of Wilmington, County of New Castle, 19805, State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall be authorized to issue is Thirty Million (30,000,000) shares of Common Stock with a par value of $.001 per share and Five Million (5,000,000) shares of Preferred Stock with a par value of $.001 per share.

The Board of Directors may divide the Preferred Stock into any number of series, fix the designation and number of shares of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of Preferred Stock. The Board of Directors (within the limits and restrictions of any resolutions adopted by it originally fixing the number of shares of any series of Preferred Stock) may increase or decrease the number of shares initially fixed for any series, but no such decrease shall reduce the number below the number of shares then outstanding and shares duly reserved for issuance.

FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The election of directors need not be by written ballot, unless the by-laws so provide.

(2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

SIXTH: The Corporation shall indemnify and advance expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such a person.

SEVENTH: The personal liability of directors of the Corporation is hereby eliminated to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware as the same may be amended and supplemented.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 23rd day of January, 1996.

/s/ Louis R. Bucalo
Louis R. Bucalo, M.D.

Attest:

/s/ Sunil Bhonsle, Secretary
Sunil Bhonsle, Secretary

CERTIFICATE OF AMENDMENT

TO

THE RESTATED CERTIFICATE OF INCORPORATION

OF

TITAN PHARMACEUTICALS, INC.

It is hereby certified as follows:

FIRST: The name of the corporation is Titan Pharmaceuticals, Inc. (the “Corporation”).

SECOND: The Corporation hereby amends its Certificate of Incorporation (as amended and restated on January 23, 1996) to increase its authorized capital stock, by deleting the first paragraph of Article FOURTH in its entirety and inserting a new paragraph instead, to read as follows;

FOURTH: The total number of shares of all classes of stock which the Corporation shall be authorized to issue is Fifty-Five Million (55,000,000) shares, of which Fifty Million (50,000,000) shall be designated Common Stock with a par value of $.001 per share, and Five Million (5,000,000) shall be designated Preferred Stock with a par value of $.001 per share.

THIRD: This amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be subscribed by its President, this 31st day of July, 1997.

TITAN PHARMACEUTICALS, INC.

/s/ Louis R. Bucalo
Louis R. Bucalo, President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TITAN PHARMACEUTICALS, INC.

It is hereby certified as follows:

FIRST: The name of the corporation is: Titan Pharmaceuticals, Inc. (the “Corporation”).

SECOND: The certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 7, 1992 (the “Certificate of Incorporation”).

THIRD: The Certificate of Incorporation is hereby amended by striking Article FOURTH thereof in its entirely and substituting in lieu thereof a new Article FOURTH, which shall read in its entirety as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall be authorized to issue is Eighty Million (80,000,000) shares, of which Seventy-Five Million (75,000,000) shall be designated as Common Stock, par value of $.001 per share, and Five Million (5,000,000) shall be designated as Preferred Stock, par value of $.001 per share.”

FOURTH: This Certificate of Amendment of Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

FIFTH: This amendment was approved pursuant to a resolution of the Board of Directors and by a majority of the holders of the outstanding common stock of the Corporation at the annual meeting of stockholders held on August 9, 2005.

IN WITNESS WHEREOF, the undersigned affirms that the statements made herein are true under the penalties of perjury, this 9th day of August 2005.

/s/ Robert E. Farrell
Robert E. Farrell
Chief Financial Officer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TITAN PHARMACEUTICALS, INC.

It is hereby certified as follows:

FIRST: The name of the corporation is: Titan Pharmaceuticals, Inc. (the “Corporation”).

SECOND: The certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 7, 1992 (the “Certificate of Incorporation”).

THIRD: The Certificate of Incorporation is hereby amended by striking Article FOURTH thereof in its entirety and substituting in lieu thereof a new Article FOURTH, which shall read in its entirety as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall be authorized to issue is One Hundred Thirty Million (130,000,000) shares, of which One Hundred Twenty-Five Million (125,000,000) shall be designated as Common Stock, par value of $.001 per share, and Five Million (5,000,000) shall be designated as Preferred Stock, par value of $.001 per share.”

FOURTH: This Certificate of Amendment of Certificate of Incorporation has been duly adopted by the Board of Directors and approved by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned affirms that the statements made herein are true under the penalties of perjury, this 29th day of May, 2008.

/s/ Marc Rubin
Name:	Marc Rubin, M.D.
Title:	President and Chief Executive Officer

CERTIFICATE OF CORRECTION

FILED TO CORRECT

A CERTAIN ERROR IN THE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TITAN PHARMACEUTICALS, INC.

FILED IN THE OFFICE

OF

THE SECRETARY OF STATE OF DELAWARE

ON

MAY 30, 2008

*******************************************

Titan Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. The name of the corporation is Titan Pharmaceuticals, Inc.

2. That a Certificate of Amendment of Certificate of Incorporation was filed by the Secretary of State of Delaware on May 30, 2008 and that said certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

The inaccuracy or defect of said certificate to be corrected is as follows: Due to a typographical error Article Fourth of the Certificate of Incorporation was deleted in its entirety and replaced. The intent of the Certificate of Amendment was to strike and delete the first paragraph of Article Fourth and replace it.

3. The first sentence of Article THIRD of the Certificate of Amendment is corrected to read as follows:

“THIRD: The Certificate of Incorporation is hereby amended by striking the first paragraph of Article Fourth in its entirety and substituting in lieu thereof a new first paragraph, which shall read in its entirety as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall be authorized to issue is One Hundred Thirty Million (130,000,000) shares, of which One Hundred Twenty-Five Million (125,000,000) shall be designated as Common Stock, par value of $.001 per share, and Five Million (5,000,000) shall be designated as Preferred Stock, par value of $.001 per share.”

IN WITNESS WHEREOF, said Titan Pharmaceuticals, Inc. has caused this certificate to be signed by Sunil Bhonsle, its President, on this 28 day of July, 2009.

/s/ Sunil Bhonsle
Sunil Bhonsle, President

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